EXHIBIT 11. COMPUTATION OF EARNINGS PER COMMON SHARE

BASIC EARNINGS PER SHARE

---------------------------------------------------------------------------------------------------------------------------
                                                                             (Dollars in Thousands Except Per
                                                                            Share Data and Number of Shares)
---------------------------------------------------------------------------------------------------------------------------
                                                        Weighted Average
Three-Month Periods Ended                               Number of Shares            Net                       Earnings Per
March 31,                                                    Outstanding           Income                     Common Share
---------------------------------------------------------------------------------------------------------------------------
2002                                                          10,036,475         $  11,092                   $  1.11
2001                                                          10,035,819            10,647                      1.06
---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

Computation of weighted average number of common and common equivalent shares:

------------------------------------------------------------------------------------------------------------------------
Three-Month Periods Ended March 31,                                                        2002                 2001
------------------------------------------------------------------------------------------------------------------------
Common shares outstanding beginning of the period                                    10,035,819           10,035,819
Weighted average of the common
shares purchased and retired or reissued                                                    656                    -
------------------------------------------------------------------------------------------------------------------------
Weighted average number of common shares                                             10,036,475           10,035,819
========================================================================================================================

DILUTED EARNINGS PER SHARE

-----------------------------------------------------------------------------------------------------------------------------
                                                                               (Dollars in Thousands Except Per
                                                                              Share Data and Number of Shares)
-----------------------------------------------------------------------------------------------------------------------------
                                                          Weighted Average
Three-Month Periods Ended                             Common and Potential            Net                       Earnings Per
March 31,                                               Shares Outstanding           Income                     Common Share
-----------------------------------------------------------------------------------------------------------------------------
2002                                                            10,043,871        $   11,092                   $   1.10
2001                                                            10,036,275            10,647                       1.06
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

Computation of weighted average number of common and potentially dilutive shares:

------------------------------------------------------------------------------------------------------------------------
Three-Month Periods Ended March 31,                                                        2002                 2001
------------------------------------------------------------------------------------------------------------------------
Weighted average number of common shares                                             10,036,475           10,035,819
Effect of stock options outstanding (dilutive
potential shares)                                                                         7,396                  456
------------------------------------------------------------------------------------------------------------------------
Weighted average number of common and potential shares                               10,043,871           10,036,275
========================================================================================================================

                                      15